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                                                                      EXHIBIT 11



                       MDT CORPORATION AND SUBSIDIARIES

                       Computation of Earnings Per Share
                           Year Ended March 31, 1996

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
                                             Years Ended March 31,
                                     ------------------------------------

                                        1994        1995          1996
                                     ----------  ----------    ----------

Weighted average number of
  common shares outstanding
  during the year                     6,656,000   6,745,000     6,769,000

Number of common equivalent
  shares (determined using the
  Treasury stock method)
  related to stock options and
  warrants outstanding at the
  year ended                            125,000      30,000            --
                                     ----------  ----------   -----------

Weighted average number of
  common and common equivalent
  shares outstanding                  6,781,000   6,775,000     6,769,000
                                     ==========  ==========   ===========

Income (Loss) before cumulative
  effect of change in accounting
  method                             $1,243,000  $  276,000   $(6,066,000)

Cumulative effect of change in
  accounting method                     699,000         --             --
                                     ----------  ----------   -----------

Net Income (Loss)                    $1,942,000  $  276,000   $(6,066,000)
                                     ==========  ==========   ===========

Earnings (loss) per share:
  Income (Loss) before cumulative
    effect of change in accounting
    method                                 0.18        0.04        (.90)
  Cumulative effect of change in
    accounting method                      0.11         --           --
                                     ----------  ----------  ----------

Net Income (Loss)                    $     0.29  $     0.04  $     (.90)
                                     ==========  ==========  ==========
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